                                                                    Exhibit 3

                            SHARE EXCHANGE AGREEMENT

      SHARE EXCHANGE AGREEMENT, dated as of December 29, 1995 (this "Agreement"), by and among WENDY'S INTERNATIONAL, INC., an Ohio corporation ("Wendy's"), 1149658 ONTARIO INC., an Ontario Corporation and a subsidiary of Wendy's (1149658 Ontario Inc. and its successors being referred to herein as "Newco"), and RONALD V. JOYCE ("Seller").

                               W I T N E S S E T H

      WHEREAS, pursuant to a Stock Purchase Agreement entered into among Wendy's, Newco, 632687 Alberta Ltd., an Alberta corporation, continued as 1052106 Ontario Inc., an Ontario corporation (the "Company"), and Seller dated as of October 31, 1995, as amended (the "Purchase Agreement"), the parties thereto have agreed, subject to the terms and conditions set forth therein, that Newco shall acquire from Seller all of the issued and outstanding shares of the Company, and Seller shall receive Non-Voting Exchangeable Shares of Newco (such shares, and shares of any successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of Newco, being referred to herein as the "Newco Exchangeable Shares");

      WHEREAS, Seller desires the right to exchange from time to time pursuant to the terms of this Agreement his Newco Exchangeable Shares for common shares, without par value, of Wendy's (the "Wendy's Common Shares"); and

      WHEREAS, Wendy's desires the right to purchase from time to time, pursuant to the terms of this Agreement, Newco Exchangeable Shares from Seller;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

         EXCHANGE RIGHT AND AUTOMATIC EXCHANGE ON LIQUIDATION OF WENDY'S

      1.1.   EXCHANGE RIGHT.

      1.1.1. Wendy's agrees with Seller that, at any time and from time to time (including at any time during which Newco is insolvent or is in the course of liquidation, dissolution or winding up), Seller shall have the right (the "Exchange Right") to request Wendy's to purchase any or all of his Newco Exchangeable Shares for a purchase price per share (the "Exchange Price") equal to (a) the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Exchange Date (as hereinafter defined) plus (b) the amount by which the declared and unpaid dividends on one Newco Exchangeable Share then exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of the declaration of such dividend or dividends in accordance with Newco's Articles of Incorporation) (less any Taxes or U.S. Taxes).

      1.1.2. If Seller wishes to exercise his Exchange Right in respect of all or any of the Newco Exchangeable Shares registered in his name, he shall deliver to Wendy's (or cause the Escrow Agent to deliver to Wendy's in the case of Newco Exchangeable Shares held in escrow pursuant to the Escrow Agreement), in person or by certified or registered mail, at its principal office (attention: Chief Financial Officer), or at such other place as may be specified by Wendy's from time to time, one or more certificates representing such Newco Exchangeable Shares accompanied by one or more stock transfer powers endorsed in blank by Seller, together with a duly completed exercise notice executed by Seller in the form set forth in Exhibit A attached hereto (the "Exchange Notice"):

                    (a) specifying the number of Newco Exchangeable Shares in respect of which the Exchange Right is being exercised;

                    (b) stating the Business Day on which Seller desires to exchange such Newco Exchangeable Shares (the "Exchange Date"); provided that the Exchange Date shall be not less than ten Business Days nor more than 15 Business Days after the date on which the Exchange Notice is received by Wendy's and provided, further, that, if no Exchange Date is specified in the Exchange Notice, the Exchange Date shall be deemed to be the tenth Business Day after the date on which the Exchange Notice is received by Wendy's; and

                    (c) representing and warranting that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada); if Seller does not so represent and warrant, the provisions of Section 5.9 shall apply.

      1.1.3. Subject to compliance with the provisions of Section 5.9, on the Exchange Date, Wendy's shall pay or cause to be paid to Seller (or the Escrow Agent in the case the Exchange Right is exercised with respect to Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), the Exchange Price for each Newco Exchangeable Share surrendered on this Exchange Date for exchange pursuant to Section 1.1.2. Payment of the total Exchange Price for such Newco Exchangeable Shares shall be made by delivery to Seller or the Escrow Agent, as the case may be, at the registered office of Wendy's or at such other location as may be specified by Wendy's by notice to Seller and the Escrow Agent, if applicable, of one or more certificates representing the Specified Number of Wendy's Common Shares with respect to each such Newco Exchangeable Share (less any Wendy's Common Shares withheld by Wendy's in respect of Taxes) and a cheque of Wendy's, payable at any branch of the bankers of Wendy's, in respect of the total amount set forth in Section 1.1.1(b). As of and with effect from the Exchange Date, Seller shall cease to be the holder of such Newco Exchangeable Shares and, subject to Section 5.1 hereof, shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Exchange Price, unless payment of the total Exchange Price for such Newco Exchangeable Shares shall not be made in accordance with this provision, in which case the rights of Seller shall remain unaffected to the extent payment of the Exchange Price has not been made until the Exchange Price has been fully paid in the manner hereinbefore provided. Upon such payment or deposit of the Exchange Price, Seller shall thereafter be considered and deemed for all purposes to be the holder of the Wendy's Common Shares delivered to him or the Escrow Agent, as the case may be.

      1.2.   AUTOMATIC EXCHANGE ON LIQUIDATION OF WENDY'S.

      1.2.1. Wendy's shall give Seller and the Escrow Agent, if applicable, notice of each of the following events at the time set forth below:

                    (a) in the event of any determination by the Board of Directors of Wendy's to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Wendy's or to effect any other distribution of assets of Wendy's among its shareholders for the purpose of winding-up its affairs, at least 45 days prior to the proposed effective date of such liquidation, dissolution or winding-up or other distribution; and

                    (b) immediately, upon the earlier of (i) receipt by Wendy's of notice of or (ii) Wendy's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or distribution of assets of Wendy's among its shareholders for the purpose of winding-up its affairs.

      1.2.2. In order to enable Seller to participate on a pro rata basis with the holders of Wendy's Common Shares in the distribution of assets of Wendy's in connection with any of the events set forth in Section 1.2.1(a) or 1.2.1(b) above (a "Wendy's Liquidation Event"), on the fifth Business Day (the "Automatic Exchange Date") prior to the date on which Wendy's shall be liquidated all of the then outstanding Newco Exchangeable Shares shall be automatically exchanged for Wendy's Common Shares (the "Automatic Exchange"). To effect the Automatic Exchange, Wendy's shall purchase each Newco Exchangeable Share outstanding on the Automatic Exchange Date and held by Seller, and Seller shall sell all Newco Exchangeable Shares held by him at such time, for a purchase

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price per share (the "Wendy's Liquidation Amount") equal to (a) the Current
Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Automatic Exchange Date plus (b) the amount by which the declared and unpaid dividends on one Newco Exchangeable Share then exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of the declaration of such dividend or dividends in accordance with the Articles of Incorporation of Newco) (less any Taxes or U.S. Taxes).

      1.2.3. On the Automatic Exchange Date, Wendy's shall pay or cause to be paid to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), the Wendy's Liquidation Amount for each such Newco Exchangeable Share upon presentation and surrender at the registered office of Wendy's (attention: Chief Financial Officer), or at such other place as may be specified by Wendy's from time to time, of the certificates representing such Newco Exchangeable Shares, together with one or more stock transfer powers endorsed in blank by Seller and containing a representation and warranty by Seller that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). If Seller does not so represent and warrant, the provisions of Section 5.9 shall apply. Payment of the total Wendy's Liquidation Amount for such Newco Exchangeable Shares shall be made by delivery to Seller or the Escrow Agent, as applicable, of one or more certificates of Wendy's Common Shares representing the Specified Number of Wendy's Common Shares with respect to each such Newco Exchangeable Share (less any Wendy's Common Shares withheld by Wendy's in respect of Taxes) and a cheque of Wendy's, payable at any branch of the bankers of Wendy's in respect of the total amount specified in Section 1.2.2(b) with respect to all such Newco Exchangeable Shares. As of and with effect from the Automatic Exchange Date, Seller shall cease to be the holder of the Newco Exchangeable Shares exchanged on such date and, shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Wendy's Liquidation Amount, unless payment of the total Wendy's Liquidation Amount shall not be made upon presentation and surrender of the share certificates representing such Newco Exchangeable Shares in accordance with the foregoing provisions, in which case the rights of Seller shall remain unaffected to the extent payment of the Wendy's Liquidation Amount has not been made until the Wendy's Liquidation Amount has been fully paid in the manner hereinbefore provided. Wendy's shall have the right to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada (the "Wendy's Liquidation Amount Depositary"), the Wendy's Liquidation Amount in respect of the Newco Exchangeable Shares represented by certificates that have not been surrendered on the Automatic Exchange Date. Immediately upon making such deposit, Wendy's shall give notice thereof to Seller. The Newco Exchangeable Shares in respect of which such deposit shall have been made shall be deemed to be exchanged as of the date of such deposit and, subject to Section
5.1 hereof, the rights of Seller with respect to such Newco Exchangeable Shares shall thereafter be limited to the right to receive the Wendy's Liquidation Amount deposited against presentation and

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surrender of the certificates representing such Newco Exchangeable Shares to the
Wendy's Liquidation Amount Depositary. Upon such payment or deposit of the Wendy's Liquidation Amount, Seller shall thereafter be considered and deemed for all purposes to be the holder of the Wendy's Common Shares either (i) delivered to him or the Escrow Agent, as the case may be, or (ii) deposited with the Wendy's Liquidation Amount Depositary.

      1.3. EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that Seller has exercised his right under Article 6 of the Articles of Incorporation of Newco to require Newco to redeem any or all of the Newco Exchangeable Shares held by Seller (the "Retracted Shares"), provided that Wendy's shall not have exercised the Retraction Call Right (as hereinafter defined) with respect to the Retracted Shares, and Seller is notified by Newco pursuant to Section 6.6 of the Articles of Incorporation of Newco that Newco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, Newco hereby agrees to immediately notify Wendy's of such prohibition against Newco redeeming all of the Retracted Shares and to immediately forward or cause to be forwarded to Wendy's all relevant materials delivered by Seller to Newco (including, without limitation, a copy of the Retraction Request delivered pursuant to Section 6.1 of the Articles of Incorporation of Newco) in connection with such requested retraction of the Retracted Shares. In any such event, the Retraction Request will constitute and will be deemed to constitute notice from Seller to Wendy's that Seller is exercising the Exchange Right with respect to those Retracted Shares which Newco is not permitted to redeem, and Wendy's agrees to purchase such Retracted Shares in accordance with the provisions of Section 1.1.3.



                                    ARTICLE 2
                               PURCHASE BY WENDY'S

      2.1. PURCHASE OF SHARES. Subject to Section 2.2.1 hereof, on the Purchase Date Wendy's shall purchase all of the then outstanding Newco Exchangeable Shares (the "Purchase") for an amount per share (the "Purchase Price") equal to (a) the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Purchase Date, which amount shall be paid and satisfied in full by Wendy's causing to be delivered to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), the Specified Number of Wendy's Common Shares (less any Taxes) plus (b) the amount by which the declared and unpaid dividends on one Newco Exchangeable Share then exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of the declaration of such dividend or dividends in accordance with the Articles of Incorporation of Newco) (less any Taxes or U.S. Taxes).

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
      2.2.   PURCHASE PROCEDURE.

      2.2.1. In any case of a purchase of Newco Exchangeable Shares under this
Article 2, other than a purchase on December 29, 2005, Wendy's shall at least 30 days (or, if impracticable, such lesser time period as is practicable) before the Purchase Date send or cause to be sent to Seller a notice in writing of the Purchase. Such notice shall set out the formula for determining the Purchase Price and the Purchase Date. Thirty days prior to December 29, 2005, Wendy's shall send or cause to be sent to Seller and Newco a notice in writing setting forth whether Wendy's has elected, in its sole discretion, to (a) purchase the then outstanding Newco Exchangeable Shares on the Purchase Date pursuant to this
Article 2 or (b) cause Newco to redeem such Newco Exchangeable Shares on the Purchase Date pursuant to Article 7 of the Articles of Incorporation of Newco. In the event Wendy's shall have elected to purchase such Newco Exchangeable Shares pursuant to this Article 2, such notice shall set out the formula for determining the Purchase Price. In the event Wendy's shall have elected to cause Newco to redeem such Newco Exchangeable Shares, such notice shall contain instructions for Newco to take all steps necessary to redeem the Newco Exchangeable Shares on the Purchase Date and Newco shall, unless prohibited by law, redeem such Newco Exchangeable Shares in accordance with such instructions and the provisions of Article 7 of Newco's Articles of Incorporation. If Newco is prohibited by law from so redeeming such Newco Exchangeable Shares, it shall forthwith notify Wendy's in writing thereof and Wendy's shall purchase the then outstanding Newco Exchangeable Shares on the Purchase Date pursuant to this
Article 2.

      2.2.2. Subject to Section 2.2.1 hereof, on the Purchase Date Wendy's shall pay or cause to be paid to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), the Purchase Price for each Newco Exchangeable Share upon presentation and surrender at the registered office of Wendy's (attention: Chief Financial Officer), or at such other place as may be specified by Wendy's from time to time, of the certificates representing such Newco Exchangeable Shares, together with one or more stock transfer powers endorsed in blank by Seller and containing a representation and warranty by Seller that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). If Seller does not so represent and warrant, the provisions of Section 5.9 shall apply. Payment of the total Purchase Price for such Newco Exchangeable Shares shall be made by delivery to Seller or the Escrow Agent, as the case may be, at the registered office of Wendy's or at such other location as may be specified by Wendy's by notice to Seller and the Escrow Agent, if applicable, of one or more certificates representing the Specified Number of Wendy's Common Shares with respect to each such Newco Exchangeable Share (less any Wendy's Common Shares withheld by Wendy's in respect of Taxes) and a cheque of Wendy's, payable at any branch of the bankers of Wendy's, in respect of the total amount set forth in Section 2.1(b). As of and with effect from the Purchase Date, Seller shall cease to be the holder of such Newco Exchangeable Shares and, subject to
Section 5.1 hereof, shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the

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
right to receive the Purchase Price, unless payment of the total Purchase Price for such Newco Exchangeable Shares shall not be made upon presentation and surrender of share certificates representing such Newco Exchangeable Shares in accordance with the foregoing provisions, in which case the rights of Seller shall remain unaffected to the extent payment of the Purchase Price has not been made until the Purchase Price has been fully paid in the manner hereinbefore provided. Wendy's shall have the right, on or after the Purchase Date, to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada (the "Purchase Price Depositary") the Purchase Price in respect of the Newco Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by Seller in connection with the Purchase; provided that, in the event of an acceleration of the Purchase Date pursuant to clause (i) of the last sentence of the definition of "Purchase Date", Wendy's shall be required to make such deposit, if any, on the Purchase Date. Immediately upon making such deposit, Wendy's shall give notice thereof to Seller. The Newco Exchangeable Shares in respect of which such deposit shall have been made shall be deemed to be exchanged as of the date of such deposit and, subject to Section 5.1 hereof, Seller's rights with respect to such Newco Exchangeable Shares shall thereafter be limited to the right to receive the Purchase Price so deposited against presentation and surrender of the certificates representing such Newco Exchangeable Shares to the Purchase Price Depositary. Upon such payment or deposit of the Purchase Price, Seller shall thereafter be considered and deemed for all purposes to be the holder of the Wendy's Common Shares either (i) delivered to him or the Escrow Agent as the case may be, or (ii) deposited with the Purchase Price Depositary.

                                    ARTICLE 3
                      DISTRIBUTION ON LIQUIDATION OF NEWCO

      3.1. LIQUIDATION CALL RIGHT. In the event of the liquidation, dissolution or winding-up of Newco, whether voluntary or involuntary, or any other distribution of the assets of Newco among its shareholders for the purpose of winding-up its affairs, Wendy's shall have the overriding right (the "Liquidation Call Right") to purchase all, but not less than all, of the Newco Exchangeable Shares from Seller for an amount per share (the "Liquidation Call Price") equal to (a) the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the date on which Newco's assets shall be distributed to its shareholders in connection with such liquidation, dissolution or winding-up (the "Newco Liquidation Date"), which amount shall be satisfied in full by Wendy's causing to be delivered to Seller (or to the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), the Specified Number of Wendy's Common Shares (less any Taxes) plus (b) the amount by which the declared and unpaid dividends on one Newco Exchangeable Share exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of declaration of such dividend or dividends in accordance with the Articles of Incorporation of Newco) (less any Taxes or U.S. Taxes).

      3.2. EXERCISE OF LIQUIDATION CALL RIGHT. To exercise the Liquidation Call Right, Wendy's shall notify Seller and Newco of Wendy's intention to exercise the Liquidation Call Right (a) in the case of a voluntary liquidation, dissolution or winding-up of Newco at least 30 days before the Newco Liquidation Date and (b) in the case of an involuntary liquidation, dissolution or winding-up of Newco at least five Business Days before the Newco Liquidation Date. If Wendy's exercises the Liquidation Call Right, on the Newco Liquidation Date Wendy's will purchase, and Seller will sell, all of the Newco Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Price.

     3.3. PROCEDURE FOR PAYMENT OF LIQUIDATION CALL PRICE. In the event Wendy's has exercised the Liquidation Call Right as provided herein, then on or after the Newco Liquidation Date, Wendy's shall pay or cause to be paid to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Liquidation Call Price for each Newco Exchangeable Share upon presentation and surrender at the registered office of Wendy's (attention: Chief Financial Officer), or at such other place as may be specified by Wendy's from time to time, of the certificates representing such Newco Exchangeable Shares, together with one or more stock transfer powers endorsed in blank by Seller and containing a representation and warranty by Seller that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). If Seller does not so represent and warrant, the provisions of Section 5.9 shall apply. Payment of the total Liquidation Call Price for such Newco Exchangeable Shares shall be made by delivery to Seller or the Escrow Agent, as applicable, at the address of the Seller or the Escrow Agent, at the registered office of Wendy's or at such other location as may be specified by Wendy's by notice to Seller and the Escrow Agent, if applicable, of the certificates representing Wendy's Common Shares (less any Wendy's Common Shares withheld by Wendy's in respect of Taxes) and a cheque of Wendy's payable at any branch of the bankers of Wendy's in respect of the total amount specified in Section 3.1(b) with respect to all such Exchangeable Shares. In the event Wendy's has exercised the Liquidation Call Right as provided herein, then as of and with effect from the Newco Liquidation Date, Seller shall cease to be a holder of such Newco Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Liquidation Call Price with respect to each Newco Exchangeable Share held by him on the Newco Liquidation Date, unless payment of the total Liquidation Call Price for such Newco Exchangeable Shares shall not be made upon presentation and, subject to Section 5.1 hereof, surrender of the share certificates representing such Newco Exchangeable Shares in accordance with the foregoing provisions, in which case the rights of Seller shall remain unaffected to the extent payment of the Liquidation Call Price has not been made until the Liquidation Call

Price has been fully paid in the manner hereinbefore provided. Wendy's shall have the right to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada (the "Liquidation Call Price Depositary") the Liquidation Call Price in respect of the Newco Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by Seller in connection with the exercise by Wendy's of the Liquidation Call Right. Immediately upon making such deposit, Wendy's shall give notice thereof to Seller. The Newco Exchangeable Shares in respect of which such deposit shall have been made shall be deemed to be exchanged on the date of such deposit and, subject to Section 5.1 hereof, Seller's rights with respect to such Newco Exchangeable Shares shall thereafter be limited to the right to receive the Liquidation Call Price so deposited against presentation and surrender of the certificates representing such Newco Exchangeable Shares to the Liquidation Call Price Depositary. Upon such payment or deposit of the Liquidation Call Price, Seller shall thereafter be considered and deemed for all purposes to be the holder of the Wendy's Common Shares either (i) delivered to him or the Escrow Agent, as the case may be, or (ii) deposited with the Liquidation Call Price Depositary.


                                    ARTICLE 4
                      EXERCISE OF THE RETRACTION CALL RIGHT

      4.1. RETRACTION. In the event that Seller has exercised Seller's right under Article 6 of the Articles of Incorporation of Newco to require Newco to redeem any or all of the Newco Exchangeable Shares held by him (the "Retraction Right"), Wendy's shall have the overriding right (the "Retraction Call Right") to purchase all, but not less than all, of such Newco Exchangeable Shares from Seller for an amount per share (the "Retraction Call Price") equal to (a) the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Retraction Date (as such term is defined in Section 6.1 of the Articles of Incorporation of Newco) which amount shall be paid and satisfied in full by Wendy's causing to be delivered to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Specified Number of Wendy's Common Shares plus (b) the amount by which the declared and unpaid dividends on one Newco Exchangeable Share then exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of the declaration of such dividend or dividends in accordance with the Articles of Incorporation of Newco) (less any Taxes or U.S. Taxes).

      4.2. EXERCISE OF RETRACTION CALL RIGHT. To exercise the Retraction Call Right, Wendy's shall notify Seller and Newco in writing of Wendy's intention to exercise such right within five Business Days after Wendy's has been notified by Newco that Seller has exercised the Retraction Right. If Wendy's exercises the Retraction Call Right, on the

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
Retraction Date Wendy's will purchase, and Seller will sell, such Newco Exchangeable Shares for a price per share equal to the Retraction Call Price.

      4.3. PROCEDURE FOR PAYMENT OF RETRACTION CALL PRICE. In the event that Wendy's has exercised the Retraction Call Right with respect to any Newco Exchangeable Shares as provided herein, then, on or after the Retraction Date, Wendy's shall pay or cause to be paid to Seller (or the Escrow Agent in the case of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Retraction Call Price for each such Newco Exchangeable Share upon presentation and surrender at the registered office of Wendy's (attention: Chief Financial Officer), or at such other place as may be specified by Wendy's from time to time, of the certificates representing such Newco Exchangeable Shares together with one or more stock transfer powers endorsed in blank by Seller and containing a representation and warranty by Seller that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). If Seller does not so represent and warrant, the provisions of Section 5.9 shall apply. Payment of the total Retraction Call Price for such Newco Exchangeable Shares shall be made by delivery to Seller or the Escrow Agent, as applicable, at the registered office of Wendy's or at such other location as may be specified by Wendy's by notice to Seller and the Escrow Agent, if applicable, of certificates representing Wendy's Common Shares (less any Wendy's Common Shares withheld in respect of Taxes) and a cheque of Wendy's payable at any branch of the bankers of Wendy's in respect of the total amount specified in Section 4.1(b) with respect to all such Exchangeable Shares. In the event Wendy's has exercised the Retraction Call Right as provided herein, then as of and with effect from the Retraction Date Seller shall cease to be a holder of such Newco Exchangeable Shares with respect to which Wendy's has exercised the Retraction Call Right and, subject to Section 5.1 hereof, shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Price with respect to each such Newco Exchangeable Share, unless payment of the total Retraction Call Price for such Newco Exchangeable Shares shall not have been made upon presentation and surrender of the share certificates representing such Newco Exchangeable Shares in accordance with the foregoing provisions, in which case Seller's rights shall remain unaffected to the extent the Retraction Call Price has not been paid until the Retraction Call Price has been fully paid in the manner hereinbefore provided. Wendy's shall have the right to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada (the "Retraction Call Price Depositary") the Retraction Call Price in respect of the Newco Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by Seller in connection with the exercise by Wendy's of the Retraction Call Right. Immediately upon making such deposit, Wendy's shall give notice thereof to Seller. The Newco Exchangeable Shares in respect of which such deposit has been made shall be deemed to be exchanged as of the date of such deposit and, subject to Section 5.1 hereof, Seller's rights with respect to such Newco Exchangeable Shares shall thereafter be limited to the right to receive the Retraction Call Price so deposited against presentation and surrender of the certificates representing such Newco Exchangeable Shares to the Retraction Call Right Depositary. Upon such payment or deposit of the Retraction Call Price, Seller shall thereafter be considered and deemed for all purposes to be the holder of the Wendy's Common Shares either (i) delivered to him or the Escrow Agent, as the case may be, or (ii) deposited with the Retraction Call Price Depositary.

                                    ARTICLE 5
                     COVENANTS OF WENDY'S, NEWCO AND SELLER

      5.1. RIGHT TO DIVIDENDS. There shall be no payment or adjustment by Wendy's, Newco or Seller on account of any dividends on any Newco Exchangeable Shares on a Share Exchange in respect of the Newco Exchangeable Shares exchanged on such occasion. Dividends payable on any such Newco Exchangeable Shares for which the record date has occurred prior to the date of exchange or deemed exchange with respect to such Newco Exchangeable Shares shall be paid by Newco, even if the distribution date with respect to such dividends occurs after such date of exchange or deemed exchange; provided, however, that, if Wendy's shall have exercised the Liquidation Call Right and the Newco Liquidation Date occurs after the record date with respect to such dividends, but prior to the distribution date with respect thereto, Seller shall be treated with respect to each Newco Exchangeable Share to be purchased by Wendy's on the Newco Liquidation Date pursuant to Article 3 hereof, as if he had been a holder of the Specified Number of Wendy's Common Shares on such record date and shall be deemed to have assigned to Wendy's all rights against Newco with respect to such dividends.

      5.2. STAMP OR OTHER TRANSFER TAXES. Seller shall be solely responsible for the payment of any stamp, documentary, transfer or other like taxes or charges that may be payable to any governmental body or agency in respect of the disposition by Seller to Wendy's of Newco Exchangeable Shares or the issuance of Wendy's Common Shares to Seller pursuant to a Share Exchange and for any taxes which must be deducted or withheld by Wendy's by reason of such Holder being a non-resident of Canada within the meaning of the Income Tax Act (Canada) or otherwise. Except as aforesaid and as otherwise provided in this Agreement, exchanges of Newco Exchangeable Shares shall be effected at no cost to Seller.

      5.3. FRACTIONAL SHARES. Wendy's shall not be required to issue fractional Wendy's Common Shares upon any Share Exchange, but in lieu thereof shall pay an amount in cash equal to the same fraction of the Current Market Price of one Wendy's Common Share at the effective date of the Share Exchange.

      5.4. ISSUANCE OF NEW CERTIFICATES. Subject to compliance with the provisions of Section 5.9, Wendy's shall deliver or cause to be delivered to Seller (or the Escrow Agent in the case of the exchange of Newco Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement), if necessary, one or more certificates representing the Newco Exchangeable Shares in respect of which the Exchange Right or the Retraction Right, as the case may be, was not exercised by Seller but which were evidenced by the certificate or certificates delivered to Wendy's pursuant to Section 1.1.2 or 4.3 hereof.

      5.5. WENDY'S SHARES. (a) Wendy's hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Wendy's Common Shares as is equal to the sum of the maximum number of Wendy's Common Shares which may be issuable from time to time to Seller upon a Share Exchange.

      (b) Whenever Wendy's is required to deliver Wendy's Common Shares pursuant to this Agreement, such shares shall be duly issued as fully paid and non-assessable and free and clear of any lien, claim and encumbrance, other than any escrow requirements imposed by the Escrow Agreement and the restriction on transfer imposed by Section 5.6 hereof and applicable securities laws.

      5.6. RESTRICTIONS ON TRANSFERS OF WENDY'S SHARES. (a) As long as Seller is a director, officer or employee of Wendy's or Newco or any of their respective subsidiaries, Seller shall comply with all Wendy's policies in force from time to time concerning the purchase and sale of securities of Wendy's by directors, officers or employees of Wendy's and its subsidiaries to the extent such policies are applicable to Seller pursuant to its terms.

      (b) At any time Seller intends to sell any Wendy's Common Shares (whether acquired pursuant to this Agreement or otherwise), Seller shall (i) sell such Wendy's Common Shares only in compliance with all applicable securities laws, including, but not limited to, the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, and (ii) use his best efforts not to sell any such Wendy's Common Shares to a person (other than a person who would be entitled to file a Schedule 13G under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to such sale) who would "beneficially own" (as such term is used in the regulations promulgated pursuant to Section 13(d) of the 1934 Act), after giving effect to the purchase of such Wendy's Common Shares, more than 5% of the Wendy's Common Shares outstanding at such time (other than to an underwriter in connection with a registration of Wendy's Common Shares pursuant to the Registration Rights Agreement).

      5.7. TRANSFER AGENT. Wendy's covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing a Share Exchange.

      5.8. NEWCO LIQUIDATION. Wendy's covenants that prior to the Purchase Date it will use its best efforts to prevent the liquidation, dissolution or winding-up of Newco.

      5.9. NON-RESIDENT OF CANADA AT TIME OF EXCHANGE. Notwithstanding the provisions of any section of this Agreement, in the event that Seller does not represent and warrant that he is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) when Seller or Wendy's is entitled to exercise any exchange right hereunder or any such exchange occurs automatically, Seller shall provide to Wendy's a certificate pursuant to section 116 of the Income Tax Act (Canada) or any successor provision thereto (such certificate being hereinafter referred to as a "Certificate") having a certificate limit that is not less than fair market value of the Wendy's Common Shares which Seller is entitled to receive upon such exchange and otherwise conforming in all respects with the provisions of section 116 of the Income Tax Act (Canada) or any successor provisions thereto. If Seller does not provide such Certificate to Wendy's on or before the date on which the exchange is to occur, Wendy's shall be entitled to hold back Wendy's Common Shares having a fair market value equal to the amount of any Taxes that Wendy's would be required to pay on behalf of Seller pursuant to section 116 of the Income Tax Act (Canada) or any successor thereto. Wendy's shall be entitled to sell such Wendy's Common Shares and to remit the sale price to Revenue Canada on account of any such Taxes within such time (determined by Wendy's acting reasonably) as will enable it to comply with the requirements of subsection 116(5) of the Income Tax Act (Canada) or any successor thereto in the event that Seller fails to provide such Certificate before such time and Seller hereby appoints Wendy's as his lawful attorney with full and irrevocable power and authority to execute all agreements, documents and instruments and to take such other action as may be required to effect such sale. If Seller provides such Certificate before such time, Wendy's shall release to Seller any Wendy's Common Shares so held back or the proceeds from a sale thereof if not remitted to Revenue Canada.

      5.10. REINCORPORATION OF WENDY'S. The parties hereto agree that, in the event Wendy's ceases to be an Ohio corporation and is reincorporated in another jurisdiction, the parties hereto shall amend or modify, or cause, or consent to, the amendment or modification of, such Transaction Documents, and enter into such additional agreements and execute, or cause the execution of, such additional documents, as may be required to provide the parties hereto with substantially the same rights and obligations and economic benefits under the laws of such jurisdiction of reincorporation.

                                    ARTICLE 6
                             SUCCESSORS AND ASSIGNS

      6.1. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective transferees and assigns (if the transfer or assignment of this Agreement is permitted hereunder), or the successors, executors, administrators and legal representatives of the parties hereto, provided, however, that this Agreement may not be assigned by the parties hereto in whole or in part except as otherwise expressly provided herein.

      6.2. WENDY'S SUCCESSORS. Wendy's shall not enter into any transaction (whether by way of restructuring, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless;

             (a) (i) such other person or continuing corporation (the "Wendy's Successor"), by operation of law, becomes automatically bound by the terms and provisions of this Agreement or (ii) if the Wendy's Successor does not become so bound, the Wendy's Successor executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to Seller and, in the opinion of legal counsel to Seller, are necessary or advisable to evidence the assumption by the Wendy's Successor of the liability for all moneys payable and property deliverable hereunder and the covenant of such Wendy's Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations under this Agreement; and

             (b) such transaction shall, to the satisfaction of Seller and in the opinion of such legal counsel, be upon such terms as are required to substantially preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Seller hereunder.

      6.3. TRANSFER BY SELLER. Seller shall not transfer (other than to Wendy's or the Escrow Agent) all or any portion of Seller's Newco Exchangeable Shares, except to the Trustee under the Trust Agreement pursuant to the terms of the Guaranty and the Trust Agreement.



                                    ARTICLE 7
                                   TERMINATION

      7.1. TERM. This Agreement shall continue until the earliest to occur of the following events:

             (a) no outstanding Newco Exchangeable Shares are held by Seller, and

             (b) the execution of an instrument in writing terminating this Agreement, signed by duly authorized officers or representatives of Wendy's and Newco and by Seller.



                                    ARTICLE 8
                          DEFINITION AND MISCELLANEOUS

      8.1. DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the following meanings:

             "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended.

             "Agreement" has the meaning given thereto in the first paragraph hereof.

             "Articles of Incorporation of Newco" has the meaning given thereto in the Purchase Agreement.

             "Automatic Exchange" has the meaning given thereto in Section
             1.2.2.

             "Automatic Exchange Date" has the meaning given thereto in Section 1.2.2.

             "Business Day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which Newco's registered office is then situated.

             "Certificate" has the meaning given thereto in Section 5.9.

             "Company" has the meaning given thereto in the second paragraph hereof.

             "Current Market Price" means, in respect of a Wendy's Common Share, on any date, the average of the closing prices of a Wendy's Common Share on the New York Stock Exchange (as published in The Wall Street Journal (Midwest Edition) or, if not published therein, in any other authoritative source determined by the Board of Directors of Wendy's) on the twenty trading days immediately preceding such date, or, if the Wendy's Common Shares are not then listed on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Wendy's Common Shares are then listed or quoted, as the case may be, and, if the Wendy's Common Shares are listed or quoted on more than one such exchange or automated quotation system, on such exchange or automated quotation system as may be selected by the Board of Directors of Wendy's for the purpose of establishing such average price.

             "Escrow Agent" has the meaning given thereto in the Escrow
             Agreement.

             "Escrow Agreement" has the meaning given thereto in the Purchase Agreement.

             "Exchange Date" has the meaning given thereto in Section 1.1.2.

             "Exchange Notice" has the meaning given thereto in Section 1.1.2.

             "Exchange Price" has the meaning given thereto in Section 1.1.1.

             "Exchange Right" has the meaning given thereto in Section 1.1.1.

             "Guaranty" has the meaning given thereto in the Purchase Agreement.

             "Liquidation Call Price" has the meaning given thereto in Section 3.1.

             "Liquidation Call Price Depositary" has the meaning given thereto in Section 3.3.

             "Liquidation Call Right" has the meaning given thereto in Section 3.1.

             "Newco" has the meaning given thereto in the first paragraph hereof.

             "Newco Exchangeable Shares" has the meaning given thereto in the second paragraph hereof.

             "Newco Liquidation Date" has the meaning given thereto in Section 3.1.

             "person" means an individual, a corporation, partnership, trust, any other entity and any group (which term includes a "group" as defined in Section 13(d)(3) of the 1934 Act).

             "Purchase" has the meaning given thereto in Section 2.1.

             "Purchase Agreement" has the meaning ascribed thereto in the second paragraph hereof.

             "Purchase Date" means December 29, 2005 unless such date shall be accelerated at any time to a specified earlier date by the Board of Directors of Wendy's if at such time there are less than 10,000 Newco Exchangeable Shares outstanding other than Newco Exchangeable Shares held by Wendy's and its subsidiaries (as such number of shares may be adjusted from time to time to give effect to any subdivision or consolidation of or stock dividend on the Newco Exchangeable Shares, any issue or distribution of rights to acquire Newco Exchangeable Shares or securities exchangeable for or convertible into Newco Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Newco Exchangeable Shares), in each case upon at least 30 days' prior written notice by Wendy's of any such extension or acceleration, as the case may be, to Seller, in which case the Purchase Date shall be such later or earlier date. Notwithstanding the foregoing, if any of the following events occurs: (i) Wendy's merges with or into any other entity, other than a wholly owned subsidiary of Wendy's, (ii) all or substantially all of the Wendy's Common Shares or the assets of Wendy's are sold, (iii) the bankruptcy of Seller, whether voluntary or involuntary, or (iv) the death of Seller, then the Purchase Date shall be accelerated to the following dates, if such dates are earlier than the tenth anniversary hereof: in the case of (i) or
             (ii), the effective date of the merger or sale, in the case of
             (iii) 30 days after the Seller has been declared bankrupt and, in the case of (iv), the date which is 120 days after the date of Seller's death, as the case may be.

             "Purchase Price" has the meaning given thereto in Section 2.1.

             "Purchase Price Depositary" has the meaning given thereto in
             Section 2.2.2.

             "Retracted Shares" has the meaning given thereto in Section 1.3.

             "Retraction Call Price" has the meaning given thereto in Section
             4.1.

             "Retraction Call Price Depositary" has the meaning given thereto in
             Section 4.3.

             "Retraction Call Right" has the meaning given thereto in Section
             4.1.

             "Retraction Date" has the meaning given thereto in Section 4.1.

             "Retraction Request" has the meaning given thereto in the Articles of Incorporation of Newco.

             "Retraction Right" has the meaning given thereto in section 4.1.

             "Seller" has the meaning given thereto in the first paragraph hereof.

             "Share Exchange" means, with respect to any Newco Exchangeable Share, the acquisition by Wendy's hereunder of such Newco Exchangeable Share, whether pursuant to exercise (i) by Seller of the Exchange Right, the Automatic Exchange, the Purchase or (ii) by Wendy's of the Liquidation Call Right or the Retraction Call Right.

             "Specified Number" has the meaning given thereto in the Articles of Incorporation of Newco.

             "Subsidiary" means any corporation, association, or other business entity a majority (by number of votes on the election of directors) of the shares of capital stock (or other voting interests) of which is owned, directly or indirectly, by Wendy's.

             "Subscription Agreement" means the Subscription Agreement, dated as of the date hereof, between Wendy's and the Irrevocable Trust for the Benefit of Ronald V. Joyce.

             "Support Agreement" has the meaning given thereto in the Purchase Agreement.

             "Taxes" means any taxes that Wendy's may be required to pay on behalf of, or withhold from, any person pursuant to the Income Tax Act (Canada) or any successor thereto or pursuant to any applicable provincial tax legislation.

             "U.S. Taxes" means any U.S. dividend withholding taxes that Wendy's believes may be required to be withheld.

             "Transaction Documents" means this Agreement, Newco's Articles of Incorporation, the Support Agreement, the Subscription Agreement, the Trust Agreement, the Escrow Agreement and the Guaranty.

             "Trust Agreement" has the meaning given thereto in the Purchase Agreement.

             "Wendy's" has the meaning given thereto in the first paragraph hereof.

             "Wendy's Common Shares" has the meaning given thereto in the third paragraph hereof.

             "Wendy's Liquidation Amount" has the meaning given thereto in
             Section 1.2.2.

             "Wendy's Liquidation Amount Depositary" has the meaning given thereto in Section 1.2.3.

             "Wendy's Liquidation Event" has the meaning given thereto in
             Section 1.2.2.

             "Wendy's Successor" has the meaning given thereto in Section 6.2.

      8.2. AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by duly authorized officers or representatives of Wendy's and Newco and by Seller.

      8.3. CHANGES IN CAPITAL OF WENDY'S AND NEWCO. At all times after the occurrence of any event effected pursuant to Section 2.6 of the Support Agreement or Article 11 of Newco's Articles of Incorporation, as a result of which either the Wendy's Common Shares or the Newco Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Wendy's Common Shares or the Newco Exchangeable Shares or both are so changed and the parties hereto shall execute, in accordance with Section 8.2, such amendments, modifications and supplement to this Agreement as are necessary to effect such changes.

      8.4. NO WAIVER. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any party hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

      8.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Ontario (and the laws of Canada applicable therein), without regard to their respective conflict of law rules.

      8.6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or sent by facsimile or via a reputable international overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt:

      If to Wendy's or Newco:

             Wendy's International, Inc.
             P.O. Box 256
             4288 West Dublin-Granville Road
             Dublin, Ohio 43017

             Attention: Lawrence E. Schauf, Esq.
             Facsimile Number: (614) 764-3243

      With a copy to:

             Lang Michener
             BCE Place, Suite 2500
             P.O. Box 747
             181 Bay Street
             Toronto, Ontario M5J 2T7

             Attention: Robert E. Glass, Esq.
             Facsimile Number: (416) 365-1719

      and

             Fried, Frank, Harris, Shriver & Jacobson
             1 New York Plaza
             New York, New York 10004

             Attention: Lois Herzeca, Esq.
             Facsimile Number: (212) 859-4000

      If to the Seller:

             Mr. Ronald V. Joyce
             10 Blue Ridge Mountain Estates
             Calgary, Alberta T2M 4N4

             Facsimile Number: (403) 547-5953

      With a copy to:

             Tory Tory DesLauriers & Binnington
             Suite 3000 Aetna Tower
             P.O. Box 270
             Toronto-Dominion Centre
             Toronto, Ontario M5K 1N2

             Attn.: Gordon Coleman, Esq., Q.C.
             Facsimile Number: (416) 865-7380

      8.7. CONSTRUCTION OF AGREEMENT. A reference to an Article or Section shall mean an Article of or a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words, "without limitation."

      8.8. ENTIRE AGREEMENT. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral between the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein.

      8.9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, each of which shall remain in full force and effect.

      8.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        WENDY'S INTERNATIONAL, INC.

                                        By:/s/ Gordon F. Teter
                                           --------------------------
                                           Title: President,
                                                  Chief Executive Officer and
                                                  Chief Operating Officer

                                        1149658 ONTARIO INC.

                                        By:/s/ Gordon F. Teter
                                           --------------------------
                                           Title: Chairman of the Board and
                                                  President

/s/ Philip Brown                           /s/ Ronald V. Joyce
-----------------------------              --------------------------
Witness to the signature of                    RONALD V. JOYCE
Ronald V. Joyce

                                    Exhibit A



                                 EXERCISE NOTICE

                         TO WENDY'S INTERNATIONAL, INC.



             Reference is made to a certain Share Exchange Agreement, dated as of December 29, 1995 (the "Share Exchange Agreement"), by and among Wendy's International, Inc., an Ohio corporation ("Wendy's"), [Wendy's Canadian Sub], an Ontario Corporation and a subsidiary of Wendy's ("Newco"), and Ronald V. Joyce ("Seller"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Share Exchange Agreement.

             Seller hereby notifies Wendy's, pursuant to Section 1.1.2 of the Share Exchange Agreement, of his election to exercise Seller's Exchange Right in respect of _____________ Newco Exchangeable Shares (the "Shares").

             Seller represents, warrants and agrees that:

             (a) Seller has delivered herewith (or, in the case of Newco Exchangeable Shares held in escrow pursuant to the Escrow Agreement, caused the Escrow Agent to deliver to Wendy's) the certificate(s) representing the Shares together with one or more stock transfer powers endorsed in blank by Seller;

             (b) Seller has good title to and beneficially owns the Shares free and clear of all liens, claims and encumbrances (other than the escrow requirements imposed by the Escrow Agreement);

             (c) Seller is not a "U.S. person" (as such term is defined under Rule 902 of Regulation S of the U.S. Securities Act of 1933, as amended (the "Securities Act")) and the Shares are not being exchanged on behalf of a "U.S. person";

             (d) Seller agrees that the Wendy's Common Shares that Seller will receive in exchange for the Shares may be resold only in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and

             (e) Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

             The certificate or certificates representing the Wendy's Common Shares issuable in exchange for the Shares are to be registered in the name of Seller as set forth below and (subject to the provisions of the Share Exchange Agreement) should be delivered to Seller at the following address, except that any such Wendy's Common Shares that are required to remain in escrow pursuant to the Escrow Agreement shall be delivered to the Escrow Agent.

             Name and Address for delivery, if different than address specified in the Share Exchange Agreement:

             --------------------------------------------

             --------------------------------------------

             --------------------------------------------



                                        Seller:
                                               -------------------------
                                                    Ronald V. Joyce

             Date:
                  ---------------